Exhibit 4.14
Execution Copy

NOBLE DRILLING CORPORATION,
as Issuer,
NOBLE DRILLING HOLDING LLC,
as Co-Issuer,
and
NOBLE HOLDING (U.S.) CORPORATION
as Guarantor,
and
NOBLE CORPORATION,
as Guarantor,
and
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION
as Trustee
________________________________
THIRD SUPPLEMENTAL INDENTURE
Dated as of December 20, 2005
to
INDENTURE
Dated as of March 1, 1999, as previously amended and supplemented
________________________________
6.95% SENIOR NOTES DUE 2009
7.50% SENIOR NOTES DUE 2019

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     THIRD SUPPLEMENTAL INDENTURE dated as of December 20, 2005 between NOBLE DRILLING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), NOBLE DRILLING HOLDING LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Co-Issuer”), NOBLE HOLDING (U.S.) CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (“Holding”), and NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (“Noble-Cayman”) (collectively with Holding, the “Guarantors”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, successor by successive mergers to Chase Bank of Texas, N.A., as trustee (the “Trustee”).
R E C I T A L S:
     WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of March 1, 1999 (the “Original Indenture”, as supplemented by the First Supplemental Indenture thereto dated as of March 16, 1999 and the Second Supplemental Indenture thereto dated as of April 30, 2002, the “Supplemented Indenture”, and as further supplemented by this Third Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its unsecured senior debt securities (the “Securities”), issuable in one or more series;
     WHEREAS, the Company has issued, and the Trustee has authenticated and delivered, two series of Securities designated “6.95% Senior Notes due 2009” and “7.50% Senior Notes due 2019” (collectively, the “Notes”);
     WHEREAS, the Company is the obligor with respect to the Notes and the Guarantors have guaranteed the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;
     WHEREAS, as part of an internal reorganization, Noble Drilling International (Cayman) Ltd., a Cayman Islands company limited by shares and an indirect wholly owned subsidiary of the Company (“NDICL”), intends to sell, transfer, convey and assign all of its assets (including, without limitation, the capital stock of 21 directly owned subsidiaries) to Co-Issuer (the “Asset Transfer”) in exchange for (i) Co-Issuer’s sale, transfer, conveyance and assignment to NDICL of certain shares of the Common Stock, par value $0.01 per share, of Holding and (ii) Co-Issuer’s assumption of all of the liabilities of NDICL;
     WHEREAS, the Asset Transfer may be deemed a transfer of the Company’s properties and assets substantially as an entirety;
     WHEREAS, pursuant to Section 801 of the Supplemented Indenture, Co-Issuer, as the transferee of the Company’s properties and assets substantially as an entirety, is required to expressly assume, by an indenture supplemental to the Supplemented Indenture, the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional

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Amounts with respect to, the Securities and the performance of the Company’s covenants and obligations under the Supplemented Indenture and the Securities;
     WHEREAS, Section 901 of the Supplemented Indenture provides, that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental to the Supplemented Indenture to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Supplemented Indenture and in the Securities;
     WHEREAS, the Company, the Co-Issuer, and the Guarantors, pursuant to the foregoing authority, propose to amend and supplement the Supplemented Indenture in certain respects to evidence the succession of Co-Issuer to the Company and the assumption by Co-Issuer of the covenants of the Company in the Supplemented Indenture and the Securities; and
     WHEREAS, all things necessary to make this Third Supplemental Indenture a valid and legally binding supplemental indenture to the Supplemented Indenture in accordance with the terms thereof have been done and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;
     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:
SECTION 1.
SUCCESSION BY TRANSFER OF
PROPERTIES AND ASSETS SUBSTANTIALLY AS AN ENTIRETY
          Section 1.1     Succession by Transfer of Properties and Assets Substantially as an Entirety. On the date hereof and effective upon the consummation of the Asset Transfer, (a) Co-Issuer hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of the Company’s covenants and obligations under the Supplemented Indenture and the Securities; (b) Co-Issuer agrees to pay fully and promptly all amounts due to the Trustee under the Indenture; and (c) Co-Issuer will succeed to, be substituted for, and may exercise every right and power of, the Company under the Supplemented Indenture, with the same effect as if Co-Issuer had been named as the “Company” for purposes of the Indenture; provided, however, that the Company shall not be released from any of its obligations under the Indenture and under the Securities of each series, including but not limited to the obligation to pay the principal of and premium, if any, and interest, if any, on the Securities.
          After the date hereof, for purposes of the Indenture, the term the “Company” shall include both the Company and Co-Issuer.

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SECTION 2.
MISCELLANEOUS
     Section 2.1      Trust Indenture Act Controls. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture, as so modified or excluded, as the case may be.
     Section 2.2      Date and Time of Effectiveness. This Third Supplemental Indenture shall become a legally effective and binding instrument at and as of the date first set forth above.
     Section 2.3      Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Third Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. All amendments to the Indenture made hereby shall have effect only with respect to the Securities. The Supplemented Indenture is hereby incorporated by reference herein and, as further supplemented by this Third Supplemental Indenture, is in all respects adopted, ratified and confirmed.
     Section 2.3      Notes Deemed Conformed. As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Securities, the Company or the Trustee, so as to reflect this Third Supplemental Indenture.
     Section 2.4      Successors. All agreements of the Company, the Guarantors, the Co-Issuer and the Trustee in this Third Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.
     Section 2.5      Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture or the Indenture.
     Section 2.6      Separability. In case any provision in this Third Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 2.7      Headings. The section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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     Section 2.8      Definitions. Each capitalized term used but not defined in this Third Supplemental Indenture shall have the meaning assigned to such term in the Supplemented Indenture.
     Section 2.9      GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 2.10      Counterparts. This Third Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument.
     Section 2.11      Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, Co-Issuer, and the Guarantors, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

NOBLE DRILLING CORPORATION
(the “Company”)

		By:	/s/ James C. Day

James C. Day
President

Attest:	/s/ Robert D. Campbell

Title: Attorney

NOBLE HOLDING (U.S.) CORPORATION
(“HOLDING”)

		By:	/s/ Mark A. Jackson

Mark A. Jackson
Vice President

Attest:	/s/ Robert D. Campbell

Title: Attorney

NOBLE CORPORATION
(“NOBLE-CAYMAN”)

		By:	/s/ Bruce W. Busmire

Bruce W. Busmire
Senior Vice President and Chief Financial Officer

Attest:	/s/ Robert D. Campbell

Title: Attorney

NOBLE DRILLING HOLDING LLC
(“CO-ISSUER”)

		By:	/s/ Alan R. Hay

Alan R. Hay
Manager
[Executed in Georgetown, Grand Cayman, Cayman Islands]

Attest:	/s/ Chad Burkhardt

Title: Attorney

JPMORGAN CHASE BANK, as Trustee

		By:	/s/ Carol Logan

Name: Carol Logan
Title: Vice President

Attest:	/s/ Authorized Signatory

Title: Vice President